Exhibit 10.7

MASTER CONSULTANCY AGREEMENT

Between

Nuvilex, Inc.

And

BB Biotech Consulting GmbH

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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MASTER CONSULTANCY AGREEMENT

This Master Consultancy Agreement (“Agreement”) is made as of 15 April 2014 (“Effective Date”) between BB Biotech Consultant GmbH, Klosterhofstr, 12, D-69469 Weinheim, Germany (“Consultant”) and Nuvilex, Inc. (“Company”), having its principal place of business at 12510 Prosperity Drive, Suite 310, Silver Spring, Maryland 20904 United States of America.

RECITALS

A. The Company has need of consultancy services, assistance and advice and the Consultant has information, know how, expertise and knowledge relating to such services, assistance and advice which Consultant is willing to provide to the Company as set forth in Schedule 1 attached to this Agreement and incorporated herein by this reference; and

B. The Company desires to engage the Consultant to provide such services, assistance and advice on the terms and conditions set forth in this Agreement.

AGREEMENT

1. Definitions. In this Agreement the following expressions shall (unless the context otherwise requires) have the following meanings:

“Associated Company” means any company which for the time being is a subsidiary or holding company or other legal entity of the Company or any subsidiary (other than the Company) of any such holding company.

“Company's Confidential Information" means all lists of customers notes memoranda records and writings made by the Consultant in relation to the Company or in relation to Services (defined below) and all information and materials disclosed by the Company to the Consultant pursuant to or in contemplation of this Agreement and arising out of the Consultant providing Services to the Company, including, but not limited to, any technical and commercial data, drawings, patent applications, structures, models, techniques, processes, samples, compositions, compounds and apparatus relating to the same specifications, know-how, prototypes, trade secrets and other information of a confidential nature relating to the business, products or affairs of the Company or its customers, collaborators or suppliers.

“Consultant’s Confidential Information” means all confidential information and materials disclosed by the Consultant to the Company pursuant to or in contemplation of this Agreement, including, but not limited to, any technical and commercial data, drawings, patent applications, specifications, know-how, prototypes, processes, trade secrets and other information of a confidential nature relating to the business, products or affairs of the Consultant or its customers, collaborators or suppliers.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2. Appointment.

The Company hereby engages the Consultant to provide and the Consultant hereby agrees to provide such advice, consultancy and assistance to the Company or any Associated Company as the Company shall from time to time determine in accordance with Schedule 1 attached to this Agreement or any subsequent Schedule(s) agreed to between the parties in writing (collectively, "Services"). The Consultant agrees that Services shall be performed in such location(s) as is specified in Schedule 1.

2.1 Services shall be provided for as agreed by the parties in in Schedule 1 and any subsequent written Schedule or Schedules.

2.2 The Consultant shall, in providing Services, observe and comply with all governmental regulations and with all reasonable requests and directions from time to time made or given to the Consultant by the Company.

2.3 The Consultant shall provide and carry out Services with reasonable care and skill and to the best of his ability.

3. Term.

The Consultant's appointment shall commence on 15 April 2014 and shall, subject to the provisions of Section 10 of this Agreement, last for an initial period of 12 months from that Effective Date (“Term”). Thereafter, the appointment shall continue for additional periods of 12 months (each an “Additional Term”), but any Additional Term may be terminated at any time by either party on giving not less than one month’s Notice (defined below) to the other party.

4. Fees.

4.1 The Company will pay the Consultant for the satisfactorily providing Services to the Company at the rate of ****** per hour up to a maximum of ****** per day. Payments for Services shall be due and payable within fifteen (15) days after the month in which Services have been rendered to the Company and the Company is in receipt of an invoice describing such Services.

4.2 The amounts referred to above are stated exclusive of any Value Added Tax (“VAT”) which (if appropriate) shall be paid by the Company in addition to all other Fees and Expenses (defined below) upon delivery to the Company of a valid a VAT invoice. Such VAT invoice shall be paid within fifteen (15) days after the Company is in receipt of such VAT invoice.

4.3 The payments provided for in this Section 4 shall represent the Company’s entire financial commitment under this Agreement (except for any sums that may be payable to the Consultant under Section 5 of this Agreement); without prejudice to the generality of the foregoing, the Consultant is not entitled to receive any further payment for any work done for any Associated Company unless specifically authorised by the Company.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5. Expenses.

5.1 All reasonable travelling, accommodation and subsistence expenses properly and reasonably incurred by the Consultant in providing Services to the Company, being approved by the Company in writing in advance (“Expenses”), shall be reimbursed to the Consultant. The Consultant shall submit details of Expenses (including in the case of car journeys the mileage covered) to the Company together with VAT invoices where applicable. Expenses shall be paid by the Company within fifteen (15) days of the Company’s receipt of the written details of Expenses. Otherwise, the Consultant shall be responsible for all Expenses incurred in providing Services to the Company.

6. Confidential Information and Restrictions.

6.1 The Company's Confidential Information shall be regarded as confidential to the business of the Company and shall be held for the benefit of the Company and, except for the purposes of providing Services to the Company, the Consultant shall not disclose the Company's Confidential Information to any third party nor use the same for any purpose without the prior written consent of the Company.

6.2 The provisions of Section 6.1 of this Agreement shall not apply to information which:

(a)	is or subsequently becomes part of the public domain otherwise than by any breach of this Agreement;

(b)	is shown by written record to have been known to the Consultant at the time of disclosure to it by or on behalf of the Company; or

(c)	is hereafter disclosed to the Consultant by a third party with the lawful right to make such disclosure.

6.3 As the Consultant will in the course of its engagement have dealings with customers, employees and suppliers of the Company, in order to protect the goodwill of the Company the Consultant (without prejudice to any other duty implied by law or equity) hereby covenants that during the Term and any Additional Term and for a period of twelve (12) months after the date of termination of the Term or any Additional Term the Consultant shall not, directly or indirectly, and whether on its own account or as partner employee or on behalf of another person firm or company without the prior written consent of the Company:

(a)	solicit for the benefit of a business similar to or likely to compete with that of the Company or interfere with or endeavour to entice away from the Company any person firm or company with whom or which the Consultant had dealings and who or which during the period of twelve (12) months prior to the termination of this Agreement or expiry of the Term or any Additional Term of this Agreement (“Relevant Period”) was a supplier client or customer or a prospective customer of the Company with whom the Company was in serious negotiations;

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b)	take any action likely to result in any supplier of the Company ceasing or reducing its trade with the Company;

(c)	render or offer to render any services to any person firm or company with whom the Consultant had dealings and who or which during the Relevant Period was a supplier client customer or a prospective customer of the Company with whom the Company was in serious negotiations;

(d)	solicit or entice away or endeavour to solicit or entice away from the Company any person who shall be a director, officer, manager, senior employee, agent or contractor of the Company with whom the Consultant had dealings during the Relevant Period ; or

(e)	offer or procure the offer of employment to any director, officer, manager, senior employee, agent or contractor with whom the Consultant had dealings in the Relevant Period whether or not such person would commit any breach of contract by reason of leaving.

6.4 Each of the obligations set forth in Section 6.3 of this Agreement shall be construed as separate and severable obligations.

6.5 The provisions of this Section 6 shall survive termination of this Agreement or expiry of the Term or any Additional Term for any reason for a period of five (5) years from the effective date of the termination of this Agreement of expiry of the Term or any Additional Term.

7. Other Activities.

7.1 The Consultant shall be at liberty to engage in other business activities provided that such activities do not prevent or impair the proper performance by the Consultant of its obligations under this Agreement.

7.2 The Consultant recognizes that it owes a duty of good faith to the Company and shall not enter into any arrangement or carry out any activity, which might create a conflict of interest with any of its obligations under this Agreement.

7,2 If it is brought to the attention of the Company that the Consultant is in breach of Sections 7.1 or 7.2 of this Agreement, the Company shall notify the Consultant of the breach and, upon receipt of such Notice, the Consultant shall immediately cease the activity or activities which are the subject of such Notice.

8. Status of Consultant.

8.1 This Agreement is not a contract of employment, and nothing contained in this Agreement shall be construed to create the relationship of employer and employee between the Company and the Consultant. The Consultant is an independent contractor and not the servant, employee, partner, representative or agent of the Company and has no power or authority to enter into any contract on behalf of the Company. The Consultant shall be free to exercise judgement and discretion with regard to providing Services.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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8.2 The Consultant shall bear exclusive responsibility for the discharge of any income tax national insurance contributions, VAT and other taxation liability arising out of remuneration paid to the Consultant pursuant to this Agreement and shall keep the Company fully indemnified (that indemnity to include any legal and accounting costs which the Company incurs) against all losses costs damages or expenses suffered by the Company, including, but not limited to, any payments which it may be required to make by the Inland Revenue or any other third party as a result of a breach of this Section 8 or otherwise in relation to the remuneration paid to the Consultant pursuant to this Agreement.

8.3 The Consultant warrants and represents that, by entering into and performing this Agreement, the Consultant: (i) will not be in breach of any fiduciary or other contractual duty to any third party; (ii) will not be creating any conflict of interest; (iii) has the full and unfettered power to enter into this Agreement; and (iv) has obtained all necessary approvals to enter into this Agreement.

9. Assignment or Subcontracting.

The Consultant shall not assign or subcontract any of the Consultant's rights or duties under this Agreement. The Company shall have the right to assign this Agreement at its sole discretion and at any time during the Term or any Additional Term, so long as the Company remains liable for all Fees and Expenses incurred by the Consultant prior to the effective date of the Company’s assignment of this Agreement.

10. Termination of the Agreement.

10.1 Summary Termination. Without prejudice to any of the rights under this Agreement and notwithstanding any other provisions of this Agreement, the Company shall have the right at any time to terminate this Agreement in any of the following events:

(a)	The Consultant commits any material breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within thirty (30) days after the Consultant’s receipt of a Notice from the Company setting forth the full particulars of the breach and requiring it to be remedied;

(b)	The Consultant is found to be guilty of dishonesty, violence or serious misconduct whether or not in connection with its duties under this Agreement;

(c)	The Consultant or any of its directors, officers or employees is convicted of any criminal offense other than an offense which, in the reasonable opinion of the Company, does not affect the Consultant’s engagement with the Company;

(d)	Professor Dr. Matthias Löhr becomes of unsound mind or becomes a patient for any purpose of any statute relating to mental health;

(e)	The Consultant or Professor Dr. Matthias Löhr files a bankruptcy petition or is determined to be bankrupt or compound with the creditors of the Consultant or Professor Dr. Matthias Löhr;

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(f)	The Consultant commits any persistent breach of the terms of this Agreement; or

(g)	The Consultant refuses or neglects to comply with any lawful orders or directions given to it by the Company.

10.2 Termination upon Acquisition. If the Company (or substantially all of its assets) should be acquired during the Term or any Additional Term, then this Agreement will terminate upon the effective date of the acquisition.

11. Intellectual Property Rights.

11.1 All industrial or intellectual property rights, including, but not limited to, design rights (whether registered or not), patents, trademarks and copyrights which may arise in any invention, document or report, including, but not limited to, any proprietary materials, drawings or graphic works which may be discovered or produced during or related to providing Services to the Company, whether by the Consultant alone or jointly with the Company, shall be assigned by the Consultant and shall vest exclusively in the Company. The Consultant hereby grants to the Company an assignment of future rights which it may acquire by operation of law or otherwise in any intellectual or industrial property rights arising out of or related to providing Services to the Company.

11.2 All information, documents, reports, plans, drawings or other such materials related to providing Services to the Company shall belong to and be the exclusive property of the Company. Upon termination of this Agreement or expiry of the Term or any Additional Term, the Consultant shall deliver to the Company all information, documents, reports, plans, drawings, emails or other material in any form (collectively, “Documents”) irrespective of whether such Documents are completed or partially completed.

12. Publicity.

The Consultant shall not at any time make any untrue statement in relation to the Company and shall not, after expiration of the Term or any Additional Term or termination of this Agreement, wrongly represent itself as having been or being engaged by or connected with the Company.

13. Waiver.

A waiver by one party of a breach by the other of any term of this Agreement shall not prevent the subsequent enforcement of that term and shall not be deemed a waiver of any subsequent breach.

14. Relationship between the Parties.

Nothing contained in this Agreement shall be construed or have effect as constituting any relationship of employer and employee representative partner or agent and principal between the Company and the Consultant.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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15. Notices.

Any notice, approval, consent or other communication in connection with this Agreement (“Notice”) must be in writing and either hand-delivered or sent by express air courier service to the addressee as the address at the beginning of this Agreement or such other address as such party may hereafter designate by written Notice to the other. Any Notice made pursuant to this Section 15 shall be deemed to have been received upon delivery in the event of hand delivery or delivery by air courier.

16. Entire Agreement.

This Agreement shall constitute the entire agreement between the parties with respect to providing Services to the Company. Any terms and conditions referred to in correspondence or elsewhere and any other conditions or stipulations to the contrary are hereby excluded.

17. Severability.

Each of the obligations contained this Agreement shall be construed as separate and severable obligations, but if at any time any one or more of the obligations is or becomes invalid illegal or unenforceable in any respect under law but would be valid if some part thereof were deleted or the period or area of application reduced, such obligation shall apply with such modification as may be necessary to make it valid and effective. The validity, legality and enforceability of the remaining clauses and provisions of this Agreement shall not in any way be affected or impaired thereby.

18. Governing Law and Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of Germany without regard to its conflicts of laws principles. The parties hereby submit to the exclusive jurisdiction of the Courts of England to resolve any dispute arising out of or related to this Agreement.

[The balance of this page has been left blank intentionally.]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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19. Counterparts

This Agreement may be executed by any party by PDF, facsimile or signature by counterparts, each of which shall be deemed to be an original as against any party whose signature appears on this Agreement and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement (but not delivered as a Deed until the date written below) as follows:

Nuvilex Inc.

_/s/ Kenneth L. Waggoner____________

By: Kenneth L. Waggoner

Title: Chief Executive Officer and President

Date: April 30, 2014

BB Biotech Consulting GmbH

_/s/ Professor Dr. Matthias Löhr_________

By: Professor Dr. Matthias Löhr

Title: Managing Director

Date: April 30, 2014

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Schedule 1 to the Agreement

Services the Consultant shall provide to the Company during the Term and any Additional Term shall consist of the following: (i) provide advice on, and evaluation and testing of, new and existing products in the field of cellular therapies using the “Cell-in-a-Box®” technology; (ii) support the Company in collecting information, writing scientific reports or other activities needed to obtain any and all Ethic Committee approvals for clinical trials; (iii) review and evaluation of new product ideas and developments, market trends and competitive activity in the field; (iv) assessment of protocols and procedures in the field; (v) review of marketing materials and educational programs in the field; (vi) provide advice to the Company clinical personnel regarding preclinical studies or clinical trials; (vii) consultation with and advice to the Company, by telephone or in person, and on current issues arising out of or related to the Phase 2b clinical trials the Company will be conducting in Australia for advanced, inoperable pancreatic cancer using the “Cell-in-a-Box®” technology; and any other Services the parties agree to in writing arising out of or related to the business affairs of the Company. The location for providing such Services shall be nationally and internationally, as mutually agreed between the parties to the Agreement.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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